UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2009

SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309
(Address, including zip code,
of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information required by Item 1.01 of Form 8-K is included in Item 2.03 of this report.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 16 2009, Spherion Corporation (“Spherion”) entered into the Amended and Restated Loan and Security Agreement, among Spherion, and each additional party signatory thereto as a U.S. borrower, as U.S. Borrowers, 6063721 Canada Inc., as Canadian Borrower, each additional party signatory thereto as a guarantor, as Guarantors, certain financial institutions, as Lenders, Bank of America, N.A., as Collateral Agent and Administrative Agent, Wells Fargo Foothill, LLC, as Syndication Agent, and Regions Bank, SunTrust Bank and Siemens Financial Services, Inc, as Co-Documentation Agents (the “Amended and Restated Agreement”). The Amended and Restated Agreement amends and restates Spherion’s Credit Agreement dated July 24, 2003, as amended.

The Amended and Restated Agreement continues to provide for a $250 million asset based revolving credit facility. The Amended and Restated Agreement extends the maturity date of the credit facility to July 24, 2013. Interest rate spreads on borrowings under the Amended and Restated Agreement were increased by (i) 200 to 250 basis points for LIBOR based borrowings, (ii) 187.5 to 237.5 basis points for letter of credit fees and (iii) 25 to 37.5 basis points for unused line fees. Also, the Amended and Restated Agreement provides that no financial covenants are in effect as long as excess availability of $30 million is maintained. The Amended and Restated Agreement also provides for first priority liens on accounts receivable and related general intangibles of Spherion and certain subsidiaries that are parties to the Amended and Restated Agreement and a pledge of the capital stock of certain subsidiaries that are parties to the Amended and Restated Agreement.

The above description of the Amended and Restated Agreement is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 4.1 to this report, which is incorporated herein by this reference. A copy of Spherion’s press release announcing the entry into the Amended and Restated Agreement is filed as Exhibit 99.1 to this report, which is incorporated herein by this reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

4.1	Amended and Restated Loan and Security Agreement, dated as of July 16, 2009, among Spherion
Corporation, and each additional party signatory thereto as a U.S. borrower, as U.S. Borrowers,
6063721 Canada Inc., as Canadian Borrower, each additional party signatory thereto as a guarantor, as Guarantors, certain financial institutions, as Lenders, Bank of America, N.A., as
Collateral Agent and Administrative Agent, Wells Fargo Foothill, LLC, as Syndication Agent, and
Regions Bank, SunTrust Bank and Siemens Financial Services, Inc., as Co-Documentation Agents.
99.1	Press release, dated July 16, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION

Date: July 17, 2009	By:	/s/ Mark W. Smith
Executive Vice President and
Chief Financial Officer